UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 12, 2015

Analogic Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Centennial Drive, Peabody, Massachusetts	01960
(Address of principal executive offices)	Zip Code)

Registrant’s telephone number, including area code: 978-326-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

a)	On March 12, 2015, after completing a competitive process, the Audit Committee of the Board of Directors of Analogic Corporation (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, and appointed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for its fiscal year ending July 31, 2015. The Company notified PwC of its dismissal on March 12, 2015 and appointed Ernst & Young effective March 12, 2015.

PwC’s reports on the Company’s financial statements for each of the fiscal years ended July 31, 2014 and July 31, 2013 did not contain an adverse opinion, a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle. During the Company’s fiscal years ended July 31, 2014 and July 31, 2013, and the subsequent interim period through March 12, 2015, there were (i) no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement(s) in connection with its reports on the Company’s financial statements for such years and (ii) no reportable events as defined in Item 304 (a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”).

The Company provided PwC with a copy of this Current Report on Form 8-K and requested that PwC furnish a letter addressed to the SEC stating whether or not it agrees with the statements made above herein. A copy of PwC’s letter dated March 13, 2015 is attached hereto as Exhibit 16.1.

b)	The Company has not consulted with Ernst & Young during the fiscal years ended July 31, 2014 and July 31, 2013, nor during the subsequent period to the date of its appointment, regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter of PricewaterhouseCoopers LLP, dated March 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

March 13, 2015	By:	/s/ John J. Fry
	Name:	John J. Fry
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

16.1	Letter of PricewaterhouseCoopers LLP, dated March 13, 2015